Exhibit (g)(6)

SCHEDULE A

to

Assignment and Amendment of Rule 17f-5 Delegation Agreement

Ivy Funds Variable Insurance Portfolios

Ivy Funds VIP Asset Strategy

Ivy Funds VIP Balanced

Ivy Funds VIP Bond

Ivy Funds VIP Core Equity

Ivy Funds VIP Dividend Opportunities

Ivy Funds VIP Energy

Ivy Funds VIP Global Natural Resources

Ivy Funds VIP Growth

Ivy Funds VIP High Income

Ivy Funds VIP International Core Equity

Ivy Funds International Growth

Ivy Funds VIP Micro Cap Growth

Ivy Funds VIP Mid Cap Growth

Ivy Funds VIP Money Market

Ivy Funds VIP Real Estate Securities

Ivy Funds VIP Science & Technology

Ivy Funds VIP Small Cap Growth

Ivy Funds VIP Small Cap Value

Ivy Funds VIP Value

Ivy Funds VIP Pathfinder Aggressive

Ivy Funds VIP Pathfinder Moderately Aggressive

Ivy Funds VIP Pathfinder Moderate

Ivy Funds VIP Pathfinder Moderately Conservative

Ivy Funds VIP Pathfinder Conservative

Dated: as of August 11, 2010

Amended and effective April 1, 2010 with merger of Ivy Funds VIP Mortgage Securities into Ivy Funds VIP Bond; Amended and Effective April 30, 2010 with name change of Ivy Funds VIP International Value to Ivy Funds VIP International Core Equity; Amended and Effective August 11, 2010 with addition of Ivy Funds VIP Global Bond and Ivy Funds VIP Limited-Term Bond